Exhibit 10.18

AEI ACQUISITION COMPANY, LLC

SECOND AMENDMENT TO REVOLVING CREDIT NOTE

THIS SECOND AMENDMENT (“Amendment”) to the Revolving Credit Note (“Agreement”) originally dated June 1, 2021, and amended on February 11, 2023, by and among Truleum, Inc., a Colorado corporation (the “Company”), and AEI Acquisition Company, LLC (“AEI”), is entered into as of May 30, 2023 (the “Effective Date”). Terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, AEI and the Company have previously entered into the Agreement, and desire to amend the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

AMENDMENTS

Paragraph 2 of the Agreement is hereby amended as follows:

The principal hereof outstanding and any unpaid accrued interest thereon shall be due and payable on or before December 31, 2023 (the “Maturity Date”). This Note shall bear interest on the unpaid principal balance from time to time outstanding, until paid, 7% per annum calculated semi- annually on the interest payment dates. Interest shall be payable in semi-annually on June 30 and December 31 of each year commencing with the first advance made hereunder. Payment of all amounts due hereunder shall be made at the address of the Noteholder set forth below in the Agreement.

All other provisions of the Agreement, as amended, shall remain in effect during the duration of the Agreement.

[Signatures follow on next page]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered as of the effective date above written.

HOLDER:		COMPANY:
AEI ACQUISITION COMPANY, LLC		TRULEUM, INC.

	/s/ Harry N. McMillan		/s/ Jay Leaver
By:	Harry N. McMillan (May 31, 2023 10:48 CDT)	By:	Jay Leaver (May 31, 2023 09:47 MDT)

Name:	Harry McMillan	Name:	Jay Leaver
Title:	Chief Executive Officer	Title:	President